Exhibit A

Joint Filing Agreement

The undersigned agree that this Schedule 13G, and all amendments thereto, relating to the Ordinary Shares of Mallinckrodt plc shall be filed on behalf of the undersigned.

DEERFIELD MGMT, L.P.

By: J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD MANAGEMENT COMPANY, L.P.

By: Flynn Management LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD MGMT IV, L.P.

By: J.E. Flynn Capital IV, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD PARTNERS, L.P.

By: Deerfield Mgmt, L.P., General Partner

By: J.E. Flynn Capital, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

DEERFIELD PRIVATE DESIGN FUND IV, L.P.

By: Deerfield Mgmt IV, L.P., General Partner

By: J.E. Flynn Capital IV, LLC, General Partner

By: /s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact

JAMES E. FLYNN

/s/ Jonathan Isler

Jonathan Isler, Attorney-In-Fact